SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2009

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS 75252

(Address and Zip Code of Principal Executive Offices)

(972) 348-5100

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 27, 2009, Alliance Data Systems Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $300 million aggregate principal amount of its 4.75% convertible senior notes due 2014 (the “Notes”) to certain initial purchasers named therein (collectively, the “Initial Purchasers”). The Purchase Agreement also granted the Initial Purchasers the option to purchase up to an additional $45 million aggregate principal amount of Notes to cover over-allotments. The closing of the Notes occurred on June 2, 2009. The description of the Purchase Agreement herein is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Indenture

The Notes are governed by an indenture dated June 2, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the Indenture, interest on the Notes will accrue at a rate of 4.75% per annum on the principal amount from June 2, 2009, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2009. The Notes will mature on May 15, 2014 (the “Maturity Date”), subject to earlier conversion or repurchase. The Company may not redeem the Notes prior to the Maturity Date.

Conversion Rights

Holders may convert their Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date of the Notes, in equal multiples of $1,000 principal amount, under the following circumstances:

•

during any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending December 31, 2009, if the last reported sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price of the Notes on the last day of such preceding fiscal quarter;

•

during the five business-day period after any five consecutive trading-day period, or the measurement period, in which the trading price per $1,000 principal amount of the Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate of the Notes on each such day; or

•	upon the occurrence of certain specified corporate transactions.

In addition, holders may convert their Notes at their option at any time beginning on January 13, 2014 and ending on the close of business on the second scheduled trading day immediately preceding the Maturity Date, without regard to the foregoing circumstances.

The initial conversion rate for the Notes will be 21.0235 shares of the Company’s common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $47.57 per share of the Company’s common stock (the “Initial Conversion Price”). Such conversion rate will be subject to adjustment in certain events, but will not be adjusted for accrued interest, including any additional interest.

Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination thereof at the Company’s election (the “Conversion Obligation”). If the Company satisfies its Conversion Obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of the Company’s common stock, the amount of cash and shares of the Company’s common stock, if any, due upon conversion will be based on a daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in the 40 trading-day cash settlement averaging period (as described in the Indenture).

Fundamental Change

Upon the occurrence of certain fundamental corporate changes, holders will have the option to require the Company to purchase the Notes or any portion of the principal amount thereof that is equal to $1,000, or an integral multiple of $1,000. In such event, the Company must pay 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including any additional interest. Any Notes purchased by the Company pursuant to the provisions for fundamental change will be paid for in cash.

Events of Default

The Indenture includes customary events of default, including, among other things, payment default, covenant default, conversion default, certain defaults under other indebtedness of the Company or certain of its subsidiaries, the failure to timely satisfy judgments over a certain sum against the Company or certain of its subsidiaries, failure to provide certain notices required by the Indenture and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

Ranking

The Notes will be equal in right of payment with the Company’s existing and future unsecured senior debt and senior in right of payment to the Company’s debt that is expressly subordinated to the Notes, if any. The Indenture does not limit the amount of debt that the Company or its subsidiaries may incur. The Notes will be structurally subordinated to all debt and other liabilities and commitments (including trade payables and guarantees of the Company’s debt) of the Company’s subsidiaries, including such subsidiaries’ guarantees of the Company’s indebtedness under the Company’s revolving credit facility, term loan facility and existing senior notes. The Notes will also be effectively junior to the Company’s secured debt, if any, to the extent of the value of the assets securing such debt.

No Registration Rights; Additional Interest

The Company will not file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. As a result, holders may only resell the Notes or common stock issued upon conversion of the Notes, if any, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and other applicable securities laws.

If, at any time during the six-month period beginning on, and including, the date which is six months after the date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable (other than current reports on Form 8-K), or the Notes are not otherwise freely tradable by holders other than affiliates of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of the Indenture or the Notes), the Company will pay additional interest on the Notes. Additional interest will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which such failure to file continues; provided that the Company will have 14 days, in the aggregate, to cure any such late filings before any additional interest shall accrue. If, and for so long as, the restrictive legend on the Notes has not been removed or the Notes are not otherwise freely tradable by holders other than affiliates of the Company as of the 365th day after the last date of original issuance of the Notes, then the Company will pay additional interest on the Notes at an annual rate equal to 0.50% of the aggregate principal amount of the Notes. Additional interest will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes.

The description of the Indenture herein is qualified in its entirety by reference to the full text of such Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Convertible Note Hedges; Warrants; Prepaid Forwards

Concurrently with the pricing of the Notes, on May 27, 2009 the Company entered into convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedges”) with the following affiliates of three of the Initial Purchasers: J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch; Bank of America, N.A.; and Barclays Capital Inc., as agent for Barclays Bank PLC (collectively, the “Hedge Counterparties”). The Convertible Note Hedges cover, subject to customary anti-dilution adjustments, approximately 6.3 million shares of the Company’s common stock at an initial strike price equal to the Initial Conversion Price.

Separately and concurrently with the pricing of the Notes, on May 27, 2009, the Company entered into warrant transactions (the “Warrants”) whereby it sold to the Hedge Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 6.3 million shares of its common stock at an initial strike price of approximately $70.54.

The Convertible Note Hedges and Warrants are separate transactions (in each case entered into by the Company with the Hedge Counterparties), are not part of the terms of the Notes and thus will not affect the holders’ rights under the Notes. The Convertible Note Hedges are expected to reduce the potential dilution with respect to the Company’s common stock upon conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Convertible Note Hedges, at the time of conversion is greater than the strike price of the Convertible Note Hedges, which corresponds to the Initial Conversion Price of the Notes and is similarly subject to customary anti-dilution adjustments. If, however, the volume-weighted price per share of the Company’s common stock exceeds the strike price of the Warrants when they expire, there would be additional dilution from the issuance of common stock pursuant to the Warrants.

Concurrently with the pricing of the Notes, on May 27, 2009 the Company entered into prepaid forward transactions (the “Prepaid Forwards”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent for Merrill Lynch International, and Barclays Capital Inc., as agent for Barclays Bank PLC, (collectively, the “Forward Counterparties”). Under the prepaid forward transactions, we purchased approximately 1.9 million shares of our common stock with proceeds from the offering. The shares are to be delivered over a settlement period in late 2014. Each of the Prepaid Forwards is subject to early settlement, in whole or in part, at any time prior to the final settlement date at the option of the applicable Forward Counterparty, as well as early settlement or settlement with alternative consideration in the event of certain corporate transactions. In the event the Company pays any cash dividends on its common stock, the Forward Counterparties will pay an equivalent amount to the Company. The shares to be purchased under the Prepaid Forwards will be treated as retired as of the effective date of the applicable Prepaid Forward, but will remain outstanding for corporate law purposes, including for purposes of any future stockholders votes.

The Forward Counterparties have advised the Company that in connection with entering into the Prepaid Forwards, they or their respective affiliates expect to enter into derivative transactions relating to the Company’s common stock with purchasers of the Notes who are hedging their exposure to the Notes, and that they or their respective affiliates expect to purchase in secondary market transactions or otherwise acquire shares of the Company’s common stock prior to or at the time of settlement of their respective Prepaid Forwards. These activities could have the effect of increasing, or preventing a decline in, the trading price of the Company’s common stock, concurrently with or following the pricing of the Notes and during the term of the Prepaid Forwards, including the settlement period related to such transactions.

The description of the Convertible Note Hedges, Warrants, and Prepaid Forwards herein is qualified in its entirety by reference to the full text of such agreements, forms of which are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, and incorporated by reference herein.

Use of Proceeds

After deducting the discount to the Initial Purchasers and the estimated offering expenses, the net proceeds to the Company from the offering of Notes are estimated to be approximately $290 million. The Company expects to use the net proceeds of the offering of Notes to: (i) repurchase approximately $74.9 million worth of shares of Alliance Data common stock through the Prepaid Forwards; (ii) pay approximately $44.1 million for the cost of the Convertible Note Hedges, taking into account the proceeds to the Company from the sale of the Warrants; and (iii) for general corporate purposes, which may include repayment of outstanding indebtedness under the Company’s revolving credit facility.

Several of the Initial Purchasers and their respective affiliates have engaged in transactions with and performed various financial advisory, investment banking and commercial banking services for the Company in the past, for which they have received compensation, are currently doing so and may do so from time to time in the future. In addition, the Company has provided transaction processing and other services to several Initial Purchasers and their respective affiliates in the past, for which the Company has received compensation, is currently doing so and may do so from time to time in the future. In addition, affiliates of several Initial Purchasers are lenders under the Company’s revolving credit facility, conduit and term loan credit facility and holders of the Company’s existing notes. Affiliates of BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc. are co-lead arrangers, an affiliate of BMO Capital Markets Corp. is the sole book runner, an affiliate of SunTrust Robinson Humphrey, Inc. is the syndication agent and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Barclays Capital Inc. are co-documentation agents under the Company’s revolving credit facility, which facility the Company may pay down with a portion of the net proceeds of the offering of the Notes. Affiliates of BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc. are co-lead arrangers and co-book runners, an affiliate of SunTrust Robinson Humphrey, Inc. is the syndication agent, and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Barclays Capital Inc. are co-documentation agents under the Company’s term loan credit facility. Additionally, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are counterparties under the Company’s existing convertible note hedges and existing warrants and engage in hedging transactions from time to time in the Company’s stock in connection with those instruments.

The Notes, any shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes, the Warrants and the underlying shares of the Company’s common stock issuable upon exercise of the Warrants have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements. The Company offered and sold the Notes and Warrants to the Initial Purchasers and Hedge Counterparties, respectively, in reliance on the exemption from registration requirements provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration requirements in part based on representations made by the Initial Purchasers in the Purchase Agreement. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration requirements provided by Rule 144A under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The Notes and any shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration requirements provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration requirements in part based on representations made by the Initial Purchasers in the Purchase Agreement. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration requirements provided by Rule 144A under the Securities Act.

The Warrants that the Company sold to the Hedge Counterparties and the underlying shares of the Company’s common stock issuable upon exercise of the Warrants have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United Sates, absent registration or an applicable exemption from registration requirements. The Company offered and sold the Warrants to the Hedge Counterparties in reliance on the exemption from registration requirements provided by Section 4(2) of the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Additional information pertaining to the Notes and Warrants is set forth in Item 1.01 above and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
4.1	Indenture, dated June 2, 2009, between Alliance Data Systems Corporation and The Bank of New York Mellon Trust Company, National Association, as Trustee (including the form of the Company’s 4.75% Convertible Senior Note due May 15, 2014).

10.1	Purchase Agreement, dated May 27, 2009, between Alliance Data Systems Corporation and the several Initial Purchasers party thereto.

10.2	Form of Convertible Note Hedge confirmation, dated May 27, 2009, between Alliance Data Systems Corporation and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, Bank of America, N.A., and Barclays Capital Inc., as agent for Barclays Bank PLC.

10.3	Form of Warrant confirmation, dated May 27, 2009, between Alliance Data Systems Corporation and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch, Bank of America, N.A., and Barclays Capital Inc., as agent for Barclays Bank PLC.

10.4	Form of Forward Stock Purchase Transaction, dated May 27, 2009, between Alliance Data Systems Corporation and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent for Merrill Lynch International, and Barclays Capital Inc., as agent for Barclays Bank PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: June 2, 2009

By:	/s/ Edward J. Heffernan
Edward J. Heffernan
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Indenture, dated June 2, 2009, between Alliance Data Systems Corporation and The Bank of New York Mellon Trust Company, National Association, as Trustee (including the form of the Company’s 4.75% Convertible Senior Note due May 15, 2014).

10.1	Purchase Agreement, dated May 27, 2009, between Alliance Data Systems Corporation and the several Initial Purchasers party thereto.

10.2	Form of Convertible Note Hedge confirmation, dated May 27, 2009, between Alliance Data Systems Corporation and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, Bank of America, N.A., and Barclays Capital Inc., as agent for Barclays Bank PLC.

10.3	Form of Warrant confirmation, dated May 27, 2009, between Alliance Data Systems Corporation and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch, Bank of America, N.A., and Barclays Capital Inc., as agent for Barclays Bank PLC.

10.4	Form of Forward Stock Purchase Transaction, dated May 27, 2009, between Alliance Data Systems Corporation and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent for Merrill Lynch International, and Barclays Capital Inc., as agent for Barclays Bank PLC.